SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2006

AMERICAN LAND LEASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09360	84-1038736
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

29399 US HWY 19 NORTH, SUITE 320, CLEARWATER, FL 33761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 726-8868

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Information

On March 17, 2006, American Land Lease, Inc. announced the acquisition of The Reserve at Fox Creek, for an aggregate purchase price of approximately $11 million.

The Reserve at Fox Creek, a 312 home site community in Bullhead City, Arizona, in northwest Arizona across the Colorado River from Laughlin, Nevada, represents a quality addition to ANL’s age-restricted portfolio of residential land lease communities. Situated overlooking the Colorado River basin near the Arizona/Nevada state border, this 56-acre site provides residents with a life style near boating, mountains and Nevada gaming activities while having easy access to Las Vegas, just 100 miles away.

The gated community contains 205 occupied home sites and an additional 107 home sites that are fully developed. ANL plans to build on the current quality community, which includes a clubhouse, 10 acres of open space, nature trails and a recreation area and introduce its sales and marketing team to complete the community build-out. Named by the Manufactured Housing Institute as the “Land Lease Community of the Year Over 150 Sites (West)” in 2003, the community enables ANL to expand its Arizona holdings beyond the Phoenix area but retains the focus on age restricted, quality communities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN LAND LEASE INC.
(Registrant)

By	/s/ Shannon E. Smith
Shannon E. Smith
Chief Financial Officer

Date: March 21, 2006